Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of KeyStar Corp., a Nevada corporation (the “Company”), does hereby certify, to the best of his knowledge, that:

(1)The Quarterly Report of Form 10-Q for the period ending March 31, 2021 (the “Report”) of the Company complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 7, 2021	By: /s/ Steven Lane
Steven Lane
Chief Executive Officer
(Secretary, Principal Executive Officer and Director)